Exhibit 99.1

PROFESSIONAL DIVERSITY NETWORK ANNOUNCES STOCK BUYBACK PROGRAM

Chicago, IL, January 31st, 2022 (GLOBE NEWSWIRE) – Professional Diversity Network, Inc. (Nasdaq: IPDN), today announced its Board of Directors has approved the repurchase of up to $2 million worth of its outstanding common stock from time to time on the open market or in privately negotiated transactions.

“This investment reflects our confidence in the Company’s operating fundamentals and growth prospects. We believe that this stock repurchase program demonstrates our continued commitment to deliver long-term shareholder value,” said Adam He, CEO of Professional Diversity Network Inc.

The timing and amount of any shares repurchased will be determined by the company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan of the Securities Exchange Act of 1934, which would permit shares to be repurchased when the company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time in the Company’s sole discretion. Any repurchased shares will be available for use in connection with its stock plans and for other corporate purposes.

The repurchase program will be funded using the company’s working capital. As of December 31, 2021, the company had cash, cash equivalents and marketable securities of approximately $3.6 million(unaudited).

IPDN had 7,386,830 shares of common stock on the open market as of December 31, 2021.

About Professional Diversity Network, Inc.

Professional Diversity Network, Inc. (NASDAQ: IPDN) is a global developer and operator of online and in- person networks that provides access to networking, training, educational and employment opportunities for diverse professionals. We operate several other business units in the United States including the International Association of Women (IAW), which is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions, and RemoteMore USA, Inc., an online platform specialized in remote-hiring of developers. Through an online employee recruitment platform that leverages our affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBTQ and disabled persons globally.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Statements, including the Company’s intention to repurchase shares of its common stock from time to time under the stock repurchase program, the intended use of any repurchased shares and the source of funding, constitute forward-looking statements. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, and Quarterly Report on Form 10-Q, together with this press release, are available on our website, www.prodivnet.com. Please click on “Investor Relations.”

Press Contact for IPDN:

Investor Inquiries:

investors@ipdnusa.com

+1 (312) 614-0950

Source: Professional Diversity Network, Inc.

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